UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (972) 562-9004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2014, Independent Bank Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank, National Association (“Lender”). Pursuant to the Credit Agreement, the Lender committed, subject to the terms and conditions set forth in the Credit Agreement, to make revolving loans to the Company for an aggregate amount not to exceed $35.0 million (the “Credit Facility”) for a period to expire on June 4, 2015, with any outstanding amounts due and payable on June 4, 2015. The credit facility will serve as a backup source of liquidity and funding, providing flexibility to support Independent’s future growth. Although the Credit Facility is unsecured, the Company has agreed not to sell, pledge or transfer any part of its right, title or interest in its subsidiary bank, Independent Bank (the “Bank”).

Interest on the outstanding balance under the Credit Facility is payable at a rate equal to LIBOR rate plus 250 basis points (2.50%). The Credit Facility also bears a non-usage fee of 0.30% per annum on the unused commitment at the end of each fiscal quarter.

The terms of the Credit Facility include customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or the Bank, as applicable, maintain (1) a ratio of Loan Loss Reserves to Non-Performing Loans of not less than 80%, (2) a Return on Average Assets of at least equal to 0.90%, (3) a Total Risk-Based Capital Ratio equal to or greater than 11% for the Company and 10.75% for the Bank and (4) such capital as may be necessary to cause the Bank to be classified as a “well capitalized” institution under regulatory guidelines.

At any time after the occurrence of an event of default under the Credit Facility, the Lender may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Credit Facility immediately due and payable.

The foregoing summary of the Credit Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Credit Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK GROUP, INC. (Registrant)

Dated June 4, 2014	By:	/s/ David R. Brooks David R. Brooks Chairman of the Board and Chief Executive Officer